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                                                                  Exhibit 10.2


                               LUMBER SUPPLY AGREEMENT
         THIS LUMBER SUPPLY AGREEMENT (the "AGREEMENT") is made and entered into as of March 28, 1997 by and between CROWN PACIFIC LIMITED PARTNERSHIP, a Delaware limited partnership ("CROWN PACIFIC"), and TEAM MILLWORK, LLC, an Oregon limited liability company ("BRIGHT WOOD").

RECITALS:

    A. Pursuant to that certain Agreement for Sale and Purchase of Business Assets dated as of March 28, 1997 (the "PURCHASE AGREEMENT"), Crown Pacific has sold to Team Millwork certain assets used in connection with a lumber remanufacturing business located in Redmond, Oregon (the "BUSINESS").

    B. As contemplated by the Purchase Agreement, Crown Pacific and Team Millwork wish to provide for Crown Pacific's sale to Team Millwork and Team Millwork's purchase from Crown Pacific of certain lumber requirements associated with the Business, on the terms and conditions set forth herein.

AGREEMENTS:

    In consideration of the foregoing and the mutual covenants of the parties set forth in this Agreement, the parties, intending to be legally bound, agree as follows:

    1.   AGREEMENT TO SELL AND PURCHASE.

         1.1 MINIMUM VOLUMES. Subject to the provisions of Sections 1.2 through 1.4, inclusive, Crown Pacific agrees to make available for sale to Team Millwork, on the terms and conditions set forth in this Agreement, the following volumes of 1-9/16 inch Grade 3 and Better Random Width Random Length Ponderosa Pine Shop Lumber ("SHOP LUMBER"):

              1.1.1 During each calendar month commencing in April 1997 and continuing to and including the month of March 1999 (as such period may be extended pursuant to Section 1.3.2, the "INITIAL SUPPLY PERIOD"), 2.0 million board feet ("MMBF") of Shop Lumber; and

              1.1.2 During each of the 36 consecutive calendar months commencing with the calendar month immediately following the end of the Initial Supply Period (as such 36-month period may be extended pursuant to Section 1.3.3, the "SECOND SUPPLY PERIOD"), the lesser of (i) 2.0 MMBF of Shop Lumber, or (ii) 26% of the aggregate volume of Shop Lumber produced in Crown Pacific's sawmill in Gilchrist, Oregon (the "GILCHRIST MILL") and its sawmill in Prineville, Oregon (the "PRINEVILLE MILL" and, together with the Gilchrist Mill, the "MILLS") during the calendar month in question.

The minimum volume of Shop Lumber that Crown Pacific is required to make available for sale to Team Millwork during any calendar month pursuant to
Section 1.1.1 or 1.1.2, as applicable, is


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referred to herein as the "MINIMUM VOLUME."  The Initial Supply Period and the
Second Supply Period are together referred to herein as the "TERM." Nothing in this Agreement is intended or shall be construed to prevent Crown Pacific from selling to Team Millwork, or Team Millwork from purchasing from Crown Pacific, Shop Lumber in excess of the Minimum Volume.

         1.2 EFFECT OF MILL CLOSURE OR SALE. In the event that Crown Pacific permanently closes or sells either of the Mills at any time during the Initial Supply Period, the Minimum Volume shall be reduced for each calendar month during the remainder of the Initial Supply Period from and after the month during which such closure or sale occurs to 26% of the volume of Shop Lumber produced in the remaining Mill during such calendar month. In the event that Crown Pacific permanently closes or sells both the Mills at any time during the Term, Crown Pacific's obligation to sell Shop Lumber to Team Millwork pursuant to this Agreement shall automatically terminate and be of no further force and effect.

         1.3  FORCE MAJEURE.

              1.3.1 For purposes of this Agreement, a "FORCE MAJEURE EVENT" shall be deemed to have occurred if the production of Shop Lumber at one or both of the Mills is substantially reduced or prevented due to (i) any strike, lockout, or other labor difficulty; (ii) any fire or other casualty; (iii) weather, (iv) the unavailability of sufficient raw materials or supplies resulting from any of the events described in the foregoing clauses (i) through
(iii), inclusive, governmental restrictions on the harvest of timber, or transportation difficulties; or (iv) any act of God.

              1.3.2 If a Force Majeure Event during the Initial Supply Period reduces, but does not prevent, the production of Shop Lumber at the Mills, the Minimum Volume shall be reduced to 26% of the aggregate volume of Shop Lumber produced in the Mills during each month that such Force Majeure Event continues. If a Force Majeure Event during the Initial Supply Period prevents the production of Shop Lumber at the Mills, Crown Pacific shall have no obligation hereunder to sell Shop Lumber to Team Millwork during the period when production is so prevented. If, as a result of a Force Majeure Event during the Inital Supply Period, Crown Pacific has made available for purchase by Team Millwork hereunder less that the Minimum Volume during any calendar month, Team Millwork shall have the following options with respect to the purchase of the resulting shortfall in the Minimum Volume (the "SHORTFALL"):

                   (a) Team Millwork may purchase some or all of the Shortfall in any subsequent month during the Initial Supply Period; PROVIDED that the amount so purchased added to the Minimum Volume for such month does not exceed 26% of the aggregate volume of Shop Lumber produced in the Mills during the month in question;

                   (b) Team Millwork may, by notice to Crown Pacific, extend the Initial Supply Period by one calendar month for each 2.0 MMBF (or fraction thereof) of the Shortfall that has not recovered been by Team Millwork pursuant to Section 1.3.2(a); and


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                   (c)  Team Millwork may, by notice to Crown Pacific, extend the Second Supply Period by one calendar month for each 2.0 MMBF (or fraction thereof) of the Shortfall that has not been recovered by Team Millwork pursuant to Section 1.3.2(a) or reflected in an extension of the Initial Supply Period pursuant to Section 1.3.2(b).

              1.3.3     If a Force Majeure Event occurs during the Second
Supply Period and prevents the production of Shop Lumber at the Mills, Crown Pacific shall have no obligation hereunder to sell Shop Lumber to Team Millwork during the period when production is so prevented, and the Second Supply Period shall be extended by the number of months during which production of Shop Lumber continues to be prevented due to such Force Majeure Event.

         1.4  EFFECT OF DELINQUENT PAYMENTS.

              1.4.1 In the event that Team Millwork fails to pay when due any invoice for Shop Lumber sold pursuant to this Agreement, Crown Pacific may, at its sole option and in addition to any other remedies it may have as a result of such delinquent payment, to suspend the sale of Shop Lumber under this Agreement until the invoiced amount has been paid in full. The Minimum Volume for any partial calendar month during which such a suspension occurs shall be reduced pro rata based upon the number of days during such month that such suspension continues.

              1.4.2 In the event any invoice for Shop Lumber sold pursuant to this Agreement is not paid in full within 30 days after the due date for such invoice, Crown Pacific may, at its sole option and in addition to any other remedies it may have as a result of such delinquent payment, terminate this Agreement by notice given to Team Millwork at any time prior to the date on which the delinquent invoice is paid in full.

              1.4.3 Crown Pacific's failure to exercise its right to suspend the sale of Shop Lumber pursuant to Section 1.4.1 or to terminate this Agreement pursuant to Section 1.4.2 on account of any delinquent payment shall not constitute a waiver of its right to do so at any time that such payment remains unpaid or in the event of any future delinquent payment.

    2. NO OBLIGATION TO PURCHASE; PRODUCTION ORDERS. Team Millwork shall not be obligated to purchase any minimum volume of Shop Lumber pursuant to this Agreement, but any Shop Lumber purchased by Team Millwork from Crown Pacific during the term of this Agreement shall be sold and purchased on the terms and conditions set forth herein. At any time during the last week of any calendar month during the Term, Team Millwork may give notice to Crown Pacific (each a "PRODUCTION ORDER") setting forth the volume of Shop Lumber that Team Millwork wishes to purchase during the following calendar month and when during such calendar month Team Millwork wishes to take delivery of specified volumes of such Shop Lumber. Unless otherwise specified by Crown Pacific, Production Orders shall be submitted to Crown Pacific's office located at 1 Sawmill Road, P.O. Box 638, Gilchrist, OR 97737 (fax no. (541) 433-9581), Attn: Rick Steers. Upon submitting a Production Order, Team Millwork shall be obligated to purchase the Shop Lumber specified in such Production Order on the terms and


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conditions set forth herein.  Crown Pacific shall notify Team Millwork promptly when Shop Lumber sold and purchased pursuant to this Agreement is available for pickup.

    3.   PRICE AND PAYMENT.

         3.1 PURCHASE PRICE. The purchase price for all Shop Lumber shall be F.O.B. the Mill at which such Shop Lumber is produced. The purchase price for all Shop Lumber included in any Production Order shall be equal to the price for such Shop Lumber set forth in RANDOM LENGTHS (or, if RANDOM LENGTHS ceases to be published, such comparable industry publication as may be selected by Crown Pacific) for the Friday prior to shipment of such Shop Lumber, plus the premium or minus the discount, as the case may be, generally quoted by Crown Pacific to its customers for the purchase of comparable lumber at the time the applicable Production Order is submitted. At the time each Production Order is submitted, Crown Pacific shall specify the premium or discount to be applied in determining the purchase price for the Shop Lumber included in such Production Order.

         3.2 PAYMENT TERMS. Crown Pacific shall invoice Team Millwork for Shop Lumber purchased pursuant to this Agreement on or promptly after the date such Shop Lumber is first available for pickup at the Gilchrist Mill or the Prineville Mill, as applicable. Each invoice shall be payable in full on or before the 14th day after the invoice date; PROVIDED that any invoice paid in full on or before the 13th day after the invoice date shall be subject to a discount equal to 1.0% of the amount of such invoice. Notwithstanding the foregoing, in the event Crown Pacific modifies its standard billing and payment procedures at any time and from time to time during the term of this Agreement, such modified procedures shall apply to all Shop Lumber purchased by Team Millwork pursuant to this Agreement from and after the date on which Crown Pacific gives Team Millwork notice of such change.

    4. TRANSPORTATION. Team Millwork shall be solely responsible for arranging, and for paying all costs and expenses associated with, the shipment of Shop Lumber purchased pursuant to this Agreement from the Mill at which such Shop Lumber is produced.

    5. REPRESENTATIONS AND WARRANTIES. Crown Pacific represents and warrants to Team Millwork that (i) Crown Pacific has title to all Shop Lumber sold pursuant to this Agreement, (ii) such Shop Lumber is free and clear of all liens and encumbrances, (iii) Crown Pacific has the right to transfer such Shop Lumber to Team Millwork as contemplated by this Agreement, and (iv) such Shop Lumber is merchantable. CROWN PACIFIC HEREBY EXPRESSLY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES WHATSOEVER WITH RESPECT TO THE SHOP LUMBER, INCLUDING ANY WARRANTY THAT IT IS FIT FOR A PARTICULAR PURPOSE.

    6.   GENERAL PROVISIONS.

         6.1 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Team Millwork may not assign its rights under this Agreement without the prior written consent of Crown Pacific, which may be withheld in Crown Pacific's sole and absolute discretion.


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         6.2  NOTICES. All notices under this Agreement shall be in writing.
Notices may be (i) delivered personally, (ii) transmitted by facsimile, (iii) delivered by a recognized national overnight delivery service, or (iv) mailed by certified United States mail, postage prepaid and return receipt requested. Except as provided in Section 2 with respect to Production Orders, notices to any party shall be directed to the applicable address set forth below, or to such other address as either party may specify by notice to the other party.
Any notice delivered in accordance with this Section 6.2 shall be deemed given when actually received or, if earlier, (a) in the case of any notice transmitted by facsimile, on the date on which the transmitting party receives confirmation of receipt by facsimile transmission, telephone, or otherwise, (b) in the case of any notice delivered by a recognized national overnight delivery service, on the next business day after delivery to the service or, if different, on the day designated for delivery, or (c) in the case of any notice mailed by certified U.S. mail, two business days after deposit therein.

                   If to Crown Pacific:     Crown Pacific Limited Partnership
                                            121 S.W. Morrison Street, Suite 1500
                                            Portland, Oregon  97204
                                            Facsimile No: (503) 228-4875
                                            Attn:  Roger L. Krage

                   If to Team Millwork:     Team Millwork, LLC
                                            P.O. Drawer 828
                                            Madras, OR  97741
                                            Facsimile No: (541) 475-3995
                                            Attn:  Dallas Stovall

         6.3 AMENDMENT; WAIVER. This Agreement may not be modified or amended, nor may any of its provisions be waived, except by a written instrument signed by the party against whom enforcement of such modification, amendment, or waiver is sought.


         6.4 ATTORNEYS' FEES. If a suit, action, or other proceeding of any nature whatsoever (including any proceeding under the U.S. Bankruptcy Code) is instituted in connection with any controversy arising out of this Agreement or to interpret or enforce any rights hereunder, the prevailing party shall be entitled to recover its attorneys', paralegals', accountants', and other experts' fees and all other fees, costs, and expenses actually incurred and reasonably necessary in connection therewith, as determined by the court at trial or on any appeal or review, in addition to all other amounts provided by law.

         6.5 SEVERABILITY. If any provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal, or unenforceable, then
(i) such provision shall be enforceable to the fullest extent permitted by applicable law, and (ii) the validity and enforceability of the other provisions of this Agreement shall not be affected and all such provisions shall remain in full force and effect.

         6.6 CONSTRUCTION AND INTERPRETATION. The headings or titles of the sections of this Agreement are intended for ease of reference only and shall have no effect whatsoever on the construction or interpretation of any provision of this Agreement; references herein to sections


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are to sections of this Agreement unless otherwise specified.  Meanings of defined terms used in this Agreement are equally applicable to singular and plural forms of the defined terms. As used herein, (i) the term "party" refers to a party to this Agreement, unless otherwise specified, (ii) the terms "hereof," "herein," "hereunder," and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement, and (iii) the term "including" is not limiting and means "including without limitation." In the event any period of time specified in this Agreement ends on a day other than a business day, such period shall be extended to the next following business day. All provisions of this Agreement have been negotiated at arm's length and this Agreement shall not be construed for or against any party by reason of the authorship or alleged authorship of any provision hereof.

         6.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon (without regard to the principles thereof relating to conflicts of laws).

         6.8 EXECUTION. This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same agreement. Each party may rely upon the signature of each other party on this Agreement that is transmitted by facsimile as constituting a duly authorized, irrevocable, actual, current delivery of this Agreement with the original ink signature of the transmitting party.

         6.9 FURTHER ASSURANCES. Each party agrees to execute and deliver such additional documents and instruments as may reasonably be required to effect this transaction fully, so long as the terms thereof are consistent with the terms of this Agreement.

         6.10 NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and legal benefit of Seller, Buyer, and their respective successors and permitted assigns, and no other person or entity shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement.


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         IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of  the date first above written.

                   Crown Pacific:           CROWN PACIFIC LIMITED PARTNERSHIP,
                                            a Delaware limited partnership

                                            By:  CROWN PACIFIC MANAGEMENT
                                                 LIMITED PARTNERSHIP,
                                                 its General Partner


                                                 By: /s/Roger L. Krage
                                                     -----------------
                                                     Roger L. Krage, Secretary

                   Team Millwork:           TEAM MILLWORK, LLC,
                                            an Oregon limited liability company


                                            By:     /s/ Dallas R. Stovall
                                                    ---------------------
                                            Title:  Managing Member
                                                    ---------------


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